UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): February 1, 2024

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

777 N. Eldridge Parkway, Suite 1100

Houston, Texas 77079

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	DO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On February 1, 2024, the Ocean GreatWhite, a semisubmersible drilling rig owned by a subsidiary of Diamond Offshore Drilling, Inc. (the “Company”), reported an equipment incident while it was located approximately 200 km to the west of the Shetland Islands. The Company had disconnected the rig’s lower marine riser package (“LMRP”) from the rig’s BOP on the well while waiting on harsh weather. Subsequently, the LMRP and the deployed riser string unintentionally separated from the rig at the slip joint tensioner ring, and the LMRP and riser dropped to the seabed. The Company is investigating the incident to understand the cause of the separation.

At the time of the incident, the rig was not carrying out any drilling activity. No employees were injured, the rig maintained its structural integrity and the well is secure with the BOP in place. In addition, there have been no reports of damage to seabed infrastructure and no known environmental impacts or lower hull damage. The Company is working closely with its customer and local authorities in response to the incident. The Company is planning efforts to recover the equipment, and has initiated efforts to replace any missing or damaged equipment.

It is too early to reliably estimate the financial impact of the incident, but the Company will prepare estimates as it obtains further information regarding the incident, the recovery of the LMRP and riser and the repair and replacement of affected equipment. The Company maintains insurance coverage for property damage with a $10 million deductible.

Statements in this report that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may include, but are not limited to, expectations regarding financial impact, rig downtime, capital expenditures, rig availability and other statements that are not of historical fact. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those currently anticipated or expected by management of the Company. A discussion of certain of the risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this report are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These risk factors include, among others, risks associated with contract cancellations and terminations, operating risks, litigation and disputes, supply chain, casualty losses, and various other factors, many of which are beyond the Company’s control. Given these risk factors and other considerations, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of such statement, and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

In addition, information contained in this report is as of the date of this report. There can be no assurance as to future developments regarding the rig incident described in this report, as future events could differ materially from those anticipated. Forward-looking statements are not guarantees of future performance or developments and involve known and unknown risks, uncertainties and other important factors beyond the Company’s control that could cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2024	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ David L. Roland
David L. Roland
Senior Vice President, General Counsel and Secretary

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